CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Select Fixed Income Trust

We consent to the use of our reports dated August 13, 2004 for Evergreen Adjustable Rate Fund, Evergreen Limited Duration Fund, and Evergreen Short Intermediate Bond Fund, each a series of the Evergreen Select Fixed Income Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                                                            /s/ KPMG LLP

Boston, Massachusetts

October 28, 2004